AQUAGENIX, INC.
                                Amendment No. 5
                12.50% Senior Secured Notes Due October 31, 2003


    AMENDMENT NO. 5 (this "Amendment"), dated as of March 31, 1999, by and among AQUAGENIX, INC. (the "Company"), a Delaware corporation and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (the "Note holder").

1.       PRELIMINARY STATEMENT

1.1 The Company entered into an Amended and Restated Senior Secured Note and Warrant Purchase Agreement (the "Original Note Purchase Agreement," as in effect immediately prior to the date hereof, the "Existing Note Purchase Agreement" and as amended hereby, the "Amended Note Purchase Agreement"), dated as of December 15, 1995, with the Noteholder, pursuant to which the Company issued and sold to the Noteholder $5,000,000 in principal amount of the Company's 12.50% Senior Secured Notes due October 31, 2003 (as in effect immediately prior to the date hereof, the "Original Notes" and as amended hereby, the "Amended Notes").

1.2 The Company has requested further amendments to the Existing Note Purchase Agreement, the Warrant Agreement and the Warrant Certificates.

1.3 Capitalized terms used herein and not defined herein have the meanings specified by the Existing Note Purchase Agreement.

2.       AMENDMENTS

2.1      Amendments to the Existing Note Purchase Agreement.

         The Existing Note Purchase Agreement is hereby amended as follows:

                 (a) Interest Expense Coverage Ratio (Section 7.4 of the Note Purchase Agreement)

                 The requirement in Section 7.4 of the Existing Note Purchase Agreement that the Company maintain a minimum Interest Expense Coverage Ratio is hereby suspended during the period April 1, 1999 through March 31, 2000.

                 (b) Minimum Consolidated Net Worth (Section 7.5 of the Note Purchase Agreement)

                 Section 7.5 of the Existing Note Purchase Agreement is hereby amended to exclude a Consolidated Net Worth requirement for the period from and including September 30, 1998 through March 31, 2000.

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                 (c)  Capital Expenditure (Section 7.6 of the Note Purchase
         Agreement)

                 Section 7.6 of the Existing Note Purchase Agreement hereby amended by substituting "Five Hundred Thousand Dollars ($500,000)" in place of "One Million Two Hundred Fifty Thousand Dollars" in each place where the latter language appears.

                 (d) Debt Restructure (Section 7.7 of the Note Purchase Agreement). Section 7.7 of the Existing Note Purchase Agreement is hereby amended to read in its entirety as follows.

                 7.7  Debt Restrictions.

                 The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise be or become liable with respect to any Debt, except:

                 (a)  the Notes;

                 (b) Debt owing to Union Planter Bank on April 1, 1999, and any refinancing of such Debt in an aggregate amount not exceeding One Million Five Hundred Thousand Dollars ($1,500,000); and

                 (c) Other Debt outstanding on April 1, 1999 not exceeding Six Hundred Twenty Three Thousand Dollars ($623,000) in the aggregate.

         2.2      Waiver of Defaults; Amendments to Payment Requirements.

         The Noteholder hereby waives all existing payment defaults and all existing covenant defaults occasioned by failure to comply with Section 7.4 and
7.5 of the Existing Note Purchase Agreement. All interest and consent fees presently accrued and unpaid shall be due and payable in full March 31, 2000.

         The Company hereby reaffirms its obligation to pay interest on the Notes on the final day of each month. The Company also agrees to pay a consent fee (the "Consent Fee") of $5,000 on the final day of each month beginning April 30, 1999 through and including March 31, 2000. Interest and the Consent Fee shall be paid by wire transfer of immediately available funds each month in a single payment. If on four occasions during said period the Company fails to make such payment in full when due, an Event of Default shall exist under
Section 9.1 (b) of the Existing Note Purchase Agreement.

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         2.3      Amendments to the Warrants.

                 (a) The defined terms "Expiration Date" and "Initial Purchase Price" set out in Section 7.1 of the Warrant Agreement are hereby amended and restated to read in their entirety as follows:

                 "Expiration Date" - means 5:00 p.m. (Eastern Standard Time) on
                  March 31, 2004.

                 "Initial Purchase Price" - means $0.75 per share."

                 The Warrant Certificates and the form of Warrant Certificates attached to the Warrant Agreement as Attachment as Attachment A are also amended to be consistent with the foregoing amendments.

                 (b) The Company will at the request of the Noteholder execute and deliver new Warrant Certificates reflecting the foregoing amendments.

3.       WARRANTIES AND REPRESENTATIONS

         To induce the Noteholder to enter into this Amendment, the Company warrants and represents to the Noteholder that as of the date hereof the representations set forth in this Section 3 are true and correct in all material respects.

         3.1      Authorization, Execution and Enforceablility.

         The execution and delivery of this Amendment by the Company and the Subsidiaries set forth below has been duly authorized by all necessary action on the part of the Company and such Subsidiaries. The Amended Note Purchase Agreement and the Warrant Agreement and Warrant Certificates as amended hereby constitute valid and binding obligations fo the Company, enforceable in accordance with their terms.

         3.2      Existence of Defaults.

         After giving effect to this Amendment, no Default or Event of Default will exist under the Amended Note Purchase Agreement or any other agreement of the Company evidencing or governing Debt.

         3.3      Government Consent.

         Neither the execution and delivery by the Company of this Amendment nor the performance by the Company of its obligations under the Amended Note Purchase Agreement or the Warrant Agreement or Warrant Certificates as amended hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition thereto.

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         3.4      Subsidiaries and Affiliates.

         Attached hereto a Schedule 3.4 is a true and correct listing of the Company's Subsidiaries and Affiliates, indicating (in the case of Subsidiaries) the percentage of the Company's ownership therein.

4.       MISCELLANEOUS

         4.1      Scope of Amendment.

         Except as expressly provided herein,

                 (a) no other provisions of the Existing Note Purchase Agreement, the Warrant Agreement or the Warrant Certificates are modified or changed by this Amendment,

                 (b) the Interest Expense Coverage Ratio and the Consolidated Net Worth requirements set forth in Section 7.4 and Section 7.5 of the Original Note Purchase Agreement, for the periods other than those set forth in Section 2.1 (a) and Section 2.1 (b) hereof, shall remain as set forth in the Original Note Purchase Agreement, and

(                c)  the provisions of the Existing Note Purchase Agreement, the
         Warrant Agreement and the Warrant Certificates shall continue in full force and effect.

The Company hereby acknowledges, confirms, reaffirms and ratifies all of its obligations and duties under the Amended Note Purchase Agreement, the Notes and all agreements related thereto. This Amendment is not a limitation on the ability of the Noteholder to exercise any of its rights and remedies due to any Default or Event of Default under the Amended Note Purchase Agreement.

         4.2      References to Note Purchase Agreements.

         Upon the effectiveness of this Amendment, each reference to the "Note Purchase Agreement" the "Warrant Agreement" and the "Warrant Certificates" in the Amended Note Purchase Agreement and each agreement or document referring thereto shall mean and be a reference to the Amended Note Purchase Agreement, the Warrant Agreement and the Warrant Certificates as amended hereby.

         4.3      Successors Bound.

         This Amendment shall inure to the benefit of, be enforceable by, and be binding upon the successors and assigns of each of the parties hereto.

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         4.4      Governing Law.

         This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, but excluding all other choice-of-law and conflicts-of-law rules.

         4.5      Final Written Expression.

         This Amendment may not be contradicted by evidence of any actual or alleged prior, contemporaneous or subsequent understandings or agreements of the parties, written or oral, express or implied, other than a writing which expressly amends or supersedes this Amendment, and there are no unwritten oral understandings or agreements between the parties concerning the subject matter of this Amendment.

         4.6      Effectiveness.

         This Amendment may be executed in one or more counterparts and each set of counterparts which, collectively, show execution by the Company, each of the Subsidiaries and the Noteholder shall constitute one duplicate original. This Amendment shall be deemed to have become effective as of the date hereof, only when all of the following have occurred:

                 (a) the execution of a counterpart hereof by the Company, each of the Subsidiaries and the Noteholder,

                 (b) the execution by the Company of one or more new Warrant Certificates evidencing the amendments made by Section 2.3 hereof, and

                 (c) the delivery of such counterpart and such Warrant Certificates to special counsel for the Noteholder, William E. Kelly, Esq., Hebb & Gitlin, One State Street, Hartford, CT 06104, Fax:
         (860) 240-2800, (regardless of whether any or all of such executions and deliveries occur before or after the date hereof).

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                                  Schedule 3.4

                          Affiliates and Subsidiaries
                          ---------------------------

I.       Affiliates
         ----------

         The following own the approximate percentage of the Company's Common Stock set opposite its name:

Steel Partners, II, L.P.           14.3%
Nicholas Berggnuen                  9.3%
Jane and Pasquale Guadagno          6.4%
Imperial Capital, L.L.C.            6.1%

II  Subsidiaries
    ------------

                                                            Jurisdiction of       %Owned by
         Name of Subsidiary                                 Incorporation         Company
         ------------------                                 ---------------       ---------

Aquagenix Land Water Technologies, Inc.                         Florida             100%

Florida Underground Petroleum Tank                              Florida             100%
Contractors, Inc.

Haas Environmental Services, Inc.                             New Jersey            100%

IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the date first written above.

                                                  AQUAGENIX, INC.

                                                  By : /s/Russell M. Thompson
                                                  ---------------------------
                                                  Name: Russell M. Thompson
                                                  Title:President & CEO

THE EQUITABLE LIFE ASSURANCE SOCIETY
OF THE UNITED STATES

By:/s/James C. Pendergast
-------------------------
Name: James C. Pendergast
Title: Investment Officer

         Aquagenix Land-Water Technologies, Inc. (f/k/a Environmental Waterway Management, Inc.) Florida Underground Petroleum Tank Contractors, Inc. and Haas Environmental Services, Inc. each consent to eh foregoing amendments and reaffirm their respective obligations under the Subsidiary Guaranties and the Subsidiary Security Agreements.


                                             AQUAGENIX LAND-WATER
                                             TECHNOLOGIES, INC.
                                             (f/k/a Environmental
                                             Waterway Management, Inc.)

                                             By:/s/ Russell M. Thompson
                                             Name:Russell M. Thompson
                                             Title: President

                                             FLORIDA UNDERGROUND PETROLEUM
                                             TANK CONTRACTORS, INC.

                                             By: /s/ Russell M. Thompson
                                             Name:Russell M. Thompson
                                             Title:President

                                             HAAS ENVIRONMENTAL SERVICES, INC.

                                             By: /s/ Russell M. Thompson
                                             Name: Russell M. Thompson
                                             Title: President